Exhibit 10.7

September 28, 2026

ConnectM Technology Solutions, Inc.
2 Mount Royal Avenue
Suite 550 Marlborough, MA 01752
Attention: Bhaskar Panigrahi, CEO

Re: Commitment to Purchase Shares of Common Stock or Units in the Listing Event Offering

Dear Mr. Panigrahi:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of August 31, 2026 (as amended, modified, supplemented or otherwise in effect from time to time, the “Purchase Agreement”), by and between ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), and Ascent Partners Fund LLC, a Delaware limited liability company (the “Purchaser”), and (ii) that certain Amendment No. 1, dated as of September __, 2026 (the “Amendment” and, together with the Purchase Agreement, the “Amended Purchase Agreement”), by and between the Company and the Purchaser. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Purchase Agreement, including by reference in Schedule II thereof to definitions in other Transaction Documents.

Subject to the satisfaction (or waiver by the Purchaser) of the conditions set forth in Section 2 below, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell to the Purchaser, (i) shares of Common Stock, or, (ii) if the Company offers units consisting of shares of Common Stock and warrants to purchase one or more shares of Common Stock (the “Units”) in the offering coinciding with the Listing Event (the “Listing Event Offering”), Units, in an aggregate amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Commitment Amount”), at the per share price or per Unit price, as applicable, offered in the Listing Event Offering (the “Listing Event Offering Purchase”).

The obligation of the Purchaser to consummate the Listing Event Offering Purchase shall be subject to the satisfaction (or waiver by the Purchaser in its sole discretion) of each of the following conditions as of the date of the closing of the Listing Event Offering:

(a) No Event of Default. No Event of Default (as defined in the Transaction Documents) shall have occurred and be continuing, or shall exist, as of the date of the closing of the Listing Event Offering.

(b) Compliance with the Amended Purchase Agreement and Transaction Documents. The Company shall have complied in all respects with all of its covenants, agreements, and obligations under the Amended Purchase Agreement and each other Transaction Document required to be performed or complied with on or prior to the date of the closing of the Listing Event Offering or coincident with the Listing Event.

(c) Representations and Warranties. The representations and warranties of each Company Party contained in any Transaction Document shall be true and correct in all material respects as of the date of the closing of the Listing Event Offering (unless expressly made as of an earlier date, in which case they shall be accurate as of such date).

(d) Registration. The shares of Common Stock or shares of Common Stock issuable pursuant to the Units to be purchased by the Purchaser hereunder shall be registered under an effective registration statement under the Securities Act.

At the closing of the Listing Event Offering, (i) the Purchaser shall deliver to the Company, via wire transfer of immediately available funds to an account designated by the Company, an amount equal to the Commitment Amount, and (ii) the Company shall deliver to the Purchaser (or its designee) the shares of Common Stock or Units, as applicable, purchased by the Purchaser hereunder at such time as it shall deliver any shares of Common Stock or Units issuable to any other purchaser participating in the Listing Event Offering.

This Side Letter is a Transaction Document under, and as defined in, the Amended Purchase Agreement, and is subject to the interpretative and miscellaneous provisions set forth in the Amended Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, including, without limitation, Article V (Miscellaneous) of the Purchase Agreement (as amended by the Amendment), including Section 5.2 (Fees and Expenses), Section 5.3 (Modifications and Signatures), Section 5.4 (Notices), Section 5.6 (Governing Law; Courts), Section 5.7 (Severability), Section 5.15 (Interpretation), and Section 5.16 (Waiver of Jury Trial and Certain Other Rights), all of which are incorporated herein by reference.

This Side Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

This Side Letter may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Side Letter by electronic transmission shall be as effective as delivery of a manually executed counterpart.

Except as expressly set forth herein, the Amended Purchase Agreement and each other Transaction Document shall remain in full force and effect and are hereby ratified and confirmed.

[Signature Page Follows]

Very truly yours,

ASCENT PARTNERS FUND LLC, as Purchaser

By:
Name:
Title:

Accepted and Agreed As of the Date First Written Above:

CONNECTM TECHNOLOGY SOLUTIONS, INC., as Company

By:
Name: Bhaskar Panigrahi
Title: Authorized Officer